Exhibit 99.01

FIRELAYERS LTD.

GLOBAL SHARE INCENTIVE PLAN (2014)

1.                                      NAME AND PURPOSE.

1.1                               This plan, which has been adopted by the Board of Directors of the Company, FireLayers Ltd. shall be known as the FireLayers Ltd. Global Share Incentive Plan (2014), as amended from time to time (the “Plan”).

1.2                               The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Company and its affiliates and subsidiaries, if any, and to promote the Company’s business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Company’s shareholders.

1.3                               Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate appendix to the Plan, as may be approved by the Board of Directors of the Company from time to time.

2.                                      DEFINITIONS

“Administrator” shall mean the Board of Directors or a Committee.

“Appendix” shall mean any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including additional terms with respect to grants of restricted shares and other equity-based Awards.

“Award” shall mean a grant of Options under the Plan or allotment of Shares (including Restricted Shares) or other equity-based award hereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

“Award Agreement” shall mean a written instrument setting forth the terms applicable to a particular Award.

“Board of Directors” shall mean the board of directors of the Company.

“Cause” shall have the meaning ascribed to such term or a similar term as set forth in the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider, or, in the absence of such a definition: (a) conviction of a crime of moral turpitude; (b) any material breach by a Participant of his/her fiduciary duties towards the Company, including theft, embezzlement, or self-dealing, (b) engagement in competing activities, any disclosure of confidential information of the Company or breach of any obligation not to violate a restrictive covenant; (c) a material breach of the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider which are not cured (if curable) within seven (7) days after receipt of written notice thereof; or (d) if the Participant an employee residing in Israel, any other circumstances under which severance pay (or part of them) may be denied from the Participant upon termination of employment under the applicable Israeli law.

“Committee” shall mean a compensation committee or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under applicable law, as amended from time to time.

“Company” shall mean FireLayers Ltd., an Israeli Company, and its successors and assigns.

“Companies Law” shall mean the Israeli Companies Law, 1999, as amended from time to time.

“Consideration” shall mean with respect to outstanding Awards, the right to receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether shares, cash, or other securities or property) received in the Transaction by holders of Shares of the Company for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration determined by the Administrator, at its sole discretion); provided, however, that if the consideration received in the Transaction is not solely shares of common stock or ordinary shares (or the equivalent), the Administrator may provide for the per share consideration to be received for an outstanding Award to be solely shares of common stock or ordinary shares (or the equivalent) of the successor corporation or its direct or indirect parent equal in fair market value to the per share consideration received by holders of Shares in the Transaction, all as determined by the Administrator.

“Consultant” means any entity or individual who (either directly or, in the case of an individual, through his or her employer) is an advisor or consultant to the Company or its subsidiary or affiliate.

“Corporate Charter” shall mean the Articles of Association of the Company, and any subsequent amendments or replacements thereto.

“Disability” shall have the meaning ascribed to such term or a similar term in the Participant’s employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 90 days.

“Fair Market Value” shall mean, as of any date, the value of Shares, determined as follows:

(i)                                     If the Shares are listed on any established securities exchange, the Fair Market Value of an ordinary share of the Company shall be (a) the closing sales price for such shares (or the closing bid, if no sales were reported) as traded on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or (b) to the extent required under the rules of the securities exchange in which the Shares are traded, as determined in accordance with these rules.

(ii)                                  In the absence of such exchanges for the Shares, the Fair Market Value shall be determined in good faith by the Board.

“IPO” shall mean an initial offering of the Company’s Shares to the public in an underwritten offering under an applicable registration statement.

“Liquidation” shall mean the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Options” shall mean options to purchase Shares awarded under the Plan.

“Participant” shall mean a recipient of an Award hereunder who executes an Award Agreement.

“Restricted Shares” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 7.

“Service Provider” shall mean an employee, director, office holder or Consultant of the Company or its subsidiary or affiliate.

“Shares” shall mean ordinary shares of the Company, nominal value NIS 0.01 per share.

“Transaction” shall mean each of the following events: (i) a merger or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity or the direct or indirect parent of the Company or resulting in the Company being the surviving entity and a change in the ownership of shares of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (ii) an acquisition of all or substantially all of the shares of the Company, or (iii) the sale of all or substantially all of the assets of the Company

3.                                      ADMINISTRATION OF THE PLAN.

3.1                               The Plan will be administered by the Administrator. If the Administrator is a Committee, such Committee will consist of such number of members of the board of directors of the Company (not less than two in number), as may be determined from time to time by the Board of Directors. The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

3.2                               The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee shall be the valid acts of the Committee. The Committee shall appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business and the implementation of the Plan, as it shall deem advisable, subject to the directives of the Board of Directors and in accordance with applicable law.

3.3                               Subject to the general terms and conditions of the Plan, and in particular Section 3.4 below, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) the number of Options or Shares to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, (v) the form(s) of written agreements applying to Awards, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards. The Board of Directors may, in its sole discretion, delegate some or all of the powers listed above to the Committee, to the extent permitted by the Companies Law, its Corporate Charter or other applicable law.

3.4                               No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. Subject to the Company’s decision and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own willful misconduct or bad faith, to the fullest extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Corporate Charter, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

3.5                          The interpretation and construction by the Administrator of any provision of the Plan or of any Award hereunder shall be final and conclusive. In the event that the Board appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Award hereunder shall be conclusive unless otherwise determined by the Board of Directors. To avoid doubt, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

3.6                          The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan, as further detailed in Section 12.2 below.

3.7                          Without limiting the generality of the foregoing, the Administrator may adopt special appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

4.                                 ELIGIBLE PARTICIPANTS.

4.1                          No Award may be granted pursuant to the Plan to any person serving as a member of the Committee or to any other Director of the Company at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors under the Companies Law.

4.2                          Subject to the limitation set forth in Section 4.1 above and any restriction imposed by applicable law, Awards may be granted to any Service Provider of the Company or its affiliates. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Company, nor disqualify such Participant from receiving an additional Award or participating in other incentive plans of the Company.

5.                                      RESERVED SHARES.

The Company shall determine the number of Shares reserved hereunder from time to time, and such number may be increased or decreased by the Company from time to time. Any Shares under the Plan, in respect of which the right hereunder of a Participant to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant as Awards under the Plan. Any Shares that remain unissued and are not subject to Awards at the termination of the Plan shall cease to be reserved for purposes of the Plan. Until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6.                                      AWARD AGREEMENT.

6.1                               The Board of Directors in its discretion may award to Participants Awards available under the Plan. The terms of the Award will be set forth in the Award Agreement. The date of grant of each Award shall be the date specified by the Board of Directors at the time such award is made, or in the absence of such specification, the date of approval of the award by the Board of Directors.

6.2                               The Award Agreement shall state, inter alia, the number of Options or Shares, Restricted Shares or equity-based units covered thereby, the type of Option or Share-based or other grant awarded, any special terms applying to such Award (if any), including the terms of any country-specific or other applicable Appendix, as determined by the Board of Directors.

7.                                      RESTRICTED SHARES AND OTHER EQUITY-BASED AWARDS.

7.1                               Eligibility. Restricted Shares may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Shares will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Administrator may condition the grant or vesting of Restricted Shares upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell or transfer Restricted Shares awarded under this Plan during a period set by the Administrator (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement.

7.2                               Terms. A Participant selected to receive Restricted Shares shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. The purchase price of Restricted Shares shall be determined by the Administrator, but shall not be less than as permitted under applicable law. Awards of Restricted Shares must be accepted within a period of 21 days (or such other period as the Administrator may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated thereunder.

7.3                          Legend. Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legend required by the Administrator pursuant to Section 18.3 below):

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares represented hereby are subject to the terms and conditions (including forfeiture) of the FireLayers Ltd. Global Incentive Plan (2014), and an Award Agreement entered into between the registered owner and the Company dated                    . Copies of such Plan and Award Agreement are on file at FireLayers Ltd.”

7.4                          Custody. The Administrator may require that any share certificates evidencing such shares be held in custody by the Company or any third party determined by the Company, until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Award.

7.5                          Rights as Shareholder. Except as provided in this Section and Sections 7.3 and 7.4 above and as otherwise determined by the Administrator and set forth in the Award Agreement, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Administrator, in its sole discretion, determines otherwise.

7.6                          Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

7.7                          Other Equity-Based Awards. Other equity-based awards (including, without limitation, restricted share units and performance share awards) may be granted either alone or in addition to or other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Administrator may determine, including without limitation, in one or more appendix adopted by the Administrator and appended to this Plan.

8.                                      EXERCISE OF OPTIONS.

8.1                               Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement.

8.2                               The exercise price for each share to be issued upon exercise of an Option shall be such price as is determined by the Board in its discretion, provided that the price per Share is not less than the nominal value of each Share, or to the extent required pursuant to applicable law or to qualify for favorable tax treatment (as determined by the Administrator), not less than 100% of the Fair Market Value of a Share on the date of grant.

8.3                               An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office, a “Notice of Exercise” in such form and substance as may be prescribed by the Board of Directors from time to time, together with full payment for the Shares underlying such Option, and the execution and delivery of any other document required pursuant to the applicable Award Agreement.

8.4                               Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash or by check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Administrator, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

8.5                               Until the Shares are issued (as evidenced by the appropriate entry in the share register of the Company or of a duly authorized transfer agent of the Company) a Participant shall have no right to vote or right to receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right the record date for which is prior to the date the Shares are issued, except as provided in Section 10 of the Plan.

8.6                               To the extent permitted by law, if the Share is traded on an established securities exchange or otherwise publicly traded or quoted, payment for the Shares underlying an Option may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the exercise price (or the relevant portion thereof, as applicable) and any withholding taxes, or on such other terms and conditions as may be acceptable to the Administrator. No Shares shall be issued until payment has been made or provided for, as provided herein.

8.7                               The Administrator may designate certain periods, at its reasonable discretion, with respect to all or certain groups of Participants and/or with respect to certain types of Awards, during which the exercise of Awards and/or sale of Shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded. During such blackout periods, Participants will not be able to exercise the Options (or other Awards) and/or sale the Shares held by or on behalf of the Participants, and the Company shall not bear any liability to Participants for any claim, loss or liability that may result from such restrictions.

9.                                      TERMINATION OF RELATIONSHIP AS SERVICE PROVIDER.

9.1                               Effect of Termination; Exercise after Termination. Unless otherwise determined by the Administrator, if a Participant ceases to be a Service Provider, such Participant may exercise any vested outstanding Options as of the Date of Termination within such period of time as is specified in the Award Agreement or the Plan (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If, on the date of termination, any Options are unvested, such unvested Options shall terminate, and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise the vested Options within the time specified in the Award Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

In the absence of a provision specifying otherwise in the relevant Award Agreement or unless otherwise resolved by the Administrator, then:

(a)                            in the event that the Participant ceases to be a Service Provider for any reason other than termination for Cause, or as a result of Participant’s death or Disability, then (i) the vested Options shall remain exercisable until the earlier of: (a) a period of three (3) months from the Date of Termination; or (b) expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited as of the Date of Termination.

(b)                            in the event that the Participant ceases to be a Service Provider for Cause, then (i) all Options will terminate immediately upon the date of such termination for cause, such that the unvested portion of the Options will not vest, and the vested portion of the Options will no longer be exercisable; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited as of the Date of Termination.

(c)                                  in the event that the Participant ceases to be a Service Provider as a result of Participant’s Disability, then (i) the vested Options shall remain exercisable until the earlier of: (a) a period of twelve (12) months from the Date of Termination; or (b) expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited as of the Date of Termination.

(d)                                 in the event that the Participant dies while a Service Provider: (i) the vested portion of the Option shall remain exercisable by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance until the earlier of: (a) a period of twelve (12) months following the Participant’s date of death; or (b) expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited as of the Date of Termination.

9.2                               Date of Termination. For purposes of the Plan and any Award or Award Agreement, and unless otherwise set forth in the relevant Award Agreement, the “Date of

Termination” (whether for Cause or otherwise) shall be the effective date of termination of the Participant’s employment or engagement as a Service Provider.

9.3                               Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence (except, for the avoidance of doubt, periods of legally protected leave of absence pursuant to applicable law).

9.4                               Change of Status. A Service Provider shall not cease to be considered as such in the case of any (a) leave of absence approved by the Company or its affiliates, provided that such leave of absence was approved by entity for which the Service Provider is engaged with, or pursuant to applicable law, or (b) transfers between locations of the Company and/or its affiliates or between the Company, and its parent, subsidiary, affiliate, or any successor thereof; or (c) changes in status (employee to director, employee to consultant, etc.) provided that such change may affect the specific terms applying to the Service Provider’s Award.

10.                               ADJUSTMENTS.

Upon the occurrence of any of the following described events, a Participant’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

10.1                        Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. For such purpose, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

10.2                        Transactions. In the event of a Transaction, the unexercised, unvested or restricted portion of each outstanding Award shall be assumed, or substituted with an equivalent Award by the acquiring or successor corporation or an affiliate thereof or right to receive Consideration, as shall be determined by such entity, subject to the terms hereof. In the event that the successor corporation or any affiliate thereof does not provide for such an assumption, and/or substitution of outstanding Awards and/or the payment of Consideration for outstanding Awards, then unless determined otherwise with respect to a specific outstanding Award, the Administrator shall have sole and absolute discretion to determine the effect of the Transaction on the unexercised (including unvested) or restricted portion of Awards outstanding immediately prior to the effective time of the Transaction, which may include any one or more of the following, whether in a manner equitable or not among individual Participants or groups of Participants: (i) all or a portion of the outstanding Awards shall become exercisable in full on a date no later than two (2) days prior to the date of consummation of the Transaction, or on another date and/or dates or at an event and/or events as the Administrator shall determine at its sole and absolute discretion, provided that unless otherwise determined by the Administrator, the exercise and/or vesting of all Awards that otherwise would not have been exercisable and/or vested in the absence of a Transaction, shall be contingent upon the actual consummation of the Transaction; and/or (ii) that all or a portion or certain categories of the outstanding unexercised Awards shall be cancelled upon the actual consummation of the Transaction, and instead the holders thereof will either not receive or receive Consideration in the amount and under the terms determined by the Administrator at it sole and absolute discretion; and/or (iii) that an adjustment or interpretation of the terms of the Awards shall be made in order to facilitate the Transaction and/or otherwise in context of the Transaction.

10.3                        Liquidation. In the event of Liquidation, the Administrator shall have sole and absolute discretion to determine the effect of the Liquidation on the outstanding unexercised, unvested or restricted portion of Awards, which may include the acceleration or cancelation of all or a portion of the unexercised, unvested or restricted portion of the outstanding Awards.

10.4                        Cancelation of Awards. In the event that the Board of Directors determines in good faith that, in the context of a Transaction or Liquidation, certain Awards have no monetary value and thus do not entitle the holders of such Awards to any consideration under the terms of the Transaction or Liquidation, the Board of Directors may determine that such Awards shall terminate effective as of the effective date of the Transaction or upon determination of the Board of Directors in the event of Liquidation. Without limiting the generality of the foregoing, the Board of Directors may provide for the termination of any Option, effective as of the effective date of the Transaction or Liquidation, that has an exercise price that is greater than the per share Fair Market Value at the time of such Transaction or Liquidation, without any consideration to the holder thereof.

10.5                        Administrator’s Authority. It is the intention that the Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of a recapitalization, Transaction or Liquidation, provided that the Administrator shall determine in good faith that a Participant’s vested rights are not thereby adversely affected without the Participant’s express written consent. Without derogating from the generality of the foregoing, the Administrator shall have the authority, at its sole discretion, to determine that the treatment of Awards, whether vested or unvested, in a Transaction or Liquidation may differ among individual Participants or groups of Participants, provided that the overall economic impact of the different approaches determined by the Administrator shall be substantively equivalent as of the date of the closing of the Transaction or the effective date of Liquidation.

11.                               NON-TRANSFERABILITY OF OPTIONS AND SHARES.

11.1                        No Option may be transferred other than by will or by the laws of descent and distribution or unless otherwise required under applicable law, and during the Participant’s lifetime an Option may be exercised only by such Participant.

11.2                        Restricted Shares may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution.

11.3                        For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Participant’s rights in respect of Options or Shares (including Restricted Shares) purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 9.1(d) hereof, and as may otherwise be determined by the Administrator.

12.                               TERM AND AMENDMENT OF THE PLAN.

12.1                        The Plan shall expire on the date which is ten (10) years from the date of its adoption by the Board of Directors (except as to Awards outstanding on that date).

12.2                        Notwithstanding any other provision of the Plan, the Administrator may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (a) to correct obvious drafting errors or as otherwise required by law or (b) as specifically provided herein, the rights of a Participant with respect to vested Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but except (a) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (b) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any Participant with respect to vested Awards without the Participant’s consent.

13.                               TERM OF OPTION.

Unless otherwise explicitly provided in an Award Agreement, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other period set forth in the instrument granting such Option pursuant to Section 6), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire.

14.                               CONTINUANCE OF ENGAGEMENT.

Neither the Plan nor any offer of Shares or Options to a Participant shall impose any obligation on the Company or any related company thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or engagement at any time.

15.                               GOVERNING LAW.

The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

16.                               APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

17.                               TAXES.

17.1                        Any tax consequences arising from the grant, or vesting or exercise of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its affiliates, or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Awards or Shares held by on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

17.2                        The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Awards may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

17.3                        THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

18.                               MARKET STAND-OFF

If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the securities laws of any jurisdiction, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during a 180-day period or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”) following the effective date of registration statement of the Company filed under such securities laws. The Company may require the Participant to execute a form of undertaking to this effect or impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

19.                               CONDITIONS UPON ISSUANCE OF SHARES.

19.1                        Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or with respect to any other Award unless the exercise of such Option or grant of such Award and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.2                        Investment Representations. As a condition to the exercise of an Option or receipt of an Award, the Board may require the person exercising such Option or receiving such Award to represent and warrant at the time of any such exercise or the time of receipt of the Award that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Board.

19.3                        Legend. The Administrator may require each person receiving Shares pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Administrator shall request. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any applicable restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such share transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of any relevant securities authority, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

20.                               PROXY

The Company, at its sole discretion, may require that as a condition of grant of an Award or of exercise of an Option, the Participant be required to grant an irrevocable proxy and power of attorney (“Proxy”) to any appropriate person designated by the Company, to vote all Shares obtained by the Participant pursuant to an Award at all general meetings of Company, and to sign all written resolutions, waivers, consents etc. of the shareholders of the Company on behalf of the Participant, including the right to waive on behalf of the Participant all minimum notice requirements for meetings of shareholders of the Company. Such Proxy shall remain in effect until the consummation of an IPO, and shall be irrevocable as the rights of third parties, including investors in the Company, depend upon such Proxy. The Proxy shall be personal to the Participant and shall not survive the transfer of the Participant’s Shares to a third-party transferee; provided, however, that upon a transfer of the Participant’s Shares to such a transferee (subject to the terms and conditions of the Plan concerning any such transfer), the transferee may be required to grant an irrevocable Proxy to such appropriate person as the Company, in giving its approval to the transfer, so requires. The Proxy may be included in the Award Agreement of each Participant or otherwise as the Administrator determines. If contained in the Award Agreement, no further document shall be required to implement such Proxy, and the signature of the Participant on the Award Agreement shall indicate approval of the Proxy thereby granted. The holder of the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the Proxy unless arising out of his/her own fraud, bad faith or gross negligence, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the holder of the Proxy may have as a director, officer or otherwise under the Company’s Corporate Charter or any agreement, any vote of shareholders or directors, insurance policy or otherwise.

21.                          ADDITIONAL RESTRICTIONS ON TRANSFER OF SHARES.

Until such time as the Shares are registered for trade to the public, a Participant shall not be permitted to transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of any Shares in any way, to one or more third parties, other than with the prior approval of the Board of Directors and/or in accordance with applicable law, and in any event, subject to any relevant provisions of the Corporate Charter, as in effect from time to time, and/or the Award Agreement. Without derogating from the scope of the above, is clarified that the Board will be authorized to approve the transfer of Shares in accordance a divorce settlement agreement and/or court order.

22.                          MISCELLANEOUS.

Whenever applicable in the Plan, the singular and the plural, and the masculine, feminine and neuter shall be freely interchangeable, as the context requires. The Section headings or titles shall not in any way control the construction of the language herein, such headings or titles having been inserted solely for the purpose of simplified reference. Words such as “herein”, “hereof”, “hereto”, “hereinafter”, “hereby”, and “hereinabove” when used in the Plan refer to the Plan as a whole, including any applicable Appendices, unless otherwise required by context.

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APPENDIX — U.S. TAXPAYERS

FIRELAYERS LTD.

GLOBAL SHARE INCENTIVE PLAN (2014)

1.                                      Special Provisions for Persons who are U.S. Taxpayers.

1.1                               This Appendix (the “Appendix”) to the FireLayers Ltd. Global Share Incentive Plan (2014) (the “Plan”) was approved by the Board of Directors (the “Board”) on March 18, 2014 (the “Effective Date”).

1.2                               The provisions specified hereunder apply only to persons who are subject to U.S. federal income tax (any such person, a “U.S. Taxpayer”). This Appendix provides both for the grant of Awards to purchase Shares, and the direct Award or sale of Shares. Options granted under this Appendix may include Non-Qualified Stock Options as well as Incentive Stock Options intended to qualify under Section 422 of the Code.

1.3                               This Appendix applies with respect to Awards granted under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with applicable tax, securities and other applicable laws currently in force. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan (including, without limitation, its provisions regarding adjustments). This Appendix is applicable only to Awards granted after the Effective Date. This Appendix is applicable to all Awards granted to U.S. Taxpayers under the Plan.

1.4                               The Plan and this Appendix shall be read together. In any case of an irreconcilable contradiction (as determined by the Administrator) between the provisions of this Appendix and the Plan, the provisions of the Appendix shall govern unless expressly stated otherwise in the Plan.

1.5                               This Appendix shall be submitted to the Company’s shareholders for approval within twelve (12) months after the Effective Date. As of the Effective Date, the Board of Directors may grant Awards pursuant to this Appendix; provided, however, that: (a) no Incentive Stock Option may be exercised under this Appendix prior to initial shareholder approval of the Plan and this Appendix; (b) if such approval has not been obtained at the end of said twelve-month period, all Incentive Stock Options previously granted or awarded under the Plan and this Appendix shall thereupon be canceled and become null and void; and (c) no Incentive Stock Option granted pursuant to an increase in the number of Shares approved by the Board of Directors shall be exercised prior to the time such increase has been approved by the shareholders of the Company.

2.                                      Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

“Disability” means, with respect to Incentive Stock Options, a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

“Fair Market Value” means, for purposes of this Appendix, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, (a) if the Shares are listed on any established securities exchange, the closing sales price for such Shares (or the closing bid, if no sales were reported) as traded on such exchange for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in a recognized daily business newspaper or such other source as the Administrator deems reliable; or (b) in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Administrator, taking into account such factors as it considers advisable in a manner consistent with the principles of Code Section 409A or with respect to Incentive Stock Options.

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or any “family member” within the meaning of Section A(1)(a)(5) of the general instructions of Form S-8, as applicable.

“Incentive Stock Option” means any Option awarded under the Plan and this Appendix intended to be and designated in the Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code to an eligible Participant who is an employee of the Company, Parent or any Subsidiary.

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“Non-Qualified Stock Option” shall mean an Option not described in Section 422(b) or 423(b) of the Code, or, which, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” means an employee, director or consultant of the Company or any Subsidiary who receives an Award hereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Shareholder” means a person possessing more than 10% of the total combined voting power of all classes of shares of the Company, its Subsidiaries or its Parent determined pursuant to the attribution rules set forth in Section 424(d) of the Code.

3.                                      Shares Reserved under Appendix for Incentive Stock Options.

The maximum aggregate number of Shares that may be made under the Plan and this Appendix as Incentive Stock Options is 380,953 Shares, and such reserve of Shares for grants of Incentive Stock Options shall not be increased without the approval of the shareholders of the Company as required pursuant to Section 421 et seq. of the Code. The number of Shares stated in this Section 3 shall be subject to adjustment as provided in Section 10 of the Plan. Shares subject to Awards that are cancelled, forfeited, settled for cash or that expire by their terms will again be available for grant and issuance in connection with the Awards. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding grants of any entity acquired in any form of combination by the Company or any affiliate shall not be counted against Shares available for grant as Incentive Stock Options pursuant to the Plan and this Appendix. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code and the Treasury Regulations promulgated thereunder.

4.                                      Terms and Conditions of Awards or Sales

4.1                 Award Agreement. Each award or sale of Shares under the Plan and this Appendix (other than upon exercise of an Option) shall be evidenced by an Award Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and this Appendix and may be subject to any other terms and conditions which are not inconsistent with the Plan and this Appendix and which the Administrator deems appropriate for inclusion in an Award

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Agreement. The provisions of the various Award Agreements entered into under the Appendix need not be identical.

4.2                               Withholding Taxes. As a condition to the purchase or acquisition of any Shares hereunder, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or acquisition.

4.3                          Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan and this Appendix shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Administrator may determine. Such restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally, and subject to the requirements of applicable law.

5.                                      Grants of Options.

5.1                               Generally. The Board (or an authorized Committee thereof) shall have full authority to grant Options to Participants pursuant to the terms of this Appendix, the Plan and the applicable Award Agreement. All Options shall be granted by, confirmed by, and subject to the terms of, an Award Agreement to be executed by the Company and the Participant. In particular, the Administrator shall have the authority to determine whether an Option is intended to qualify as an Incentive Stock Option or is a Non-Qualified Stock Option.

5.2                               Eligibility. All Participants are eligible to be granted Non-Qualified Stock Options under this Appendix, and only employees of the Company, a Subsidiary or a Parent are eligible to be granted Incentive Stock Options under the Plan and this Appendix, if so employed on the grant date of such Incentive Stock Option, although it is anticipated that grants hereunder will be granted solely or primarily to U.S. Taxpayers. Eligibility for the grant of an Option and actual participation in this Appendix and the Plan shall be determined by the Administrator in its sole discretion. Notwithstanding anything in this Section 5.2 to the contrary, consultants who are not natural persons that provide bona fide services to the Company, a Subsidiary or a Parent, and consultants who provide services in connection with the offer or sale of securities in a capital raising transaction shall not be eligible to be granted Options under this Appendix.

5.3                 Exercise Price. Each Award Agreement shall state the exercise price per share of the Shares covered by each Option, which option price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per Share on the date of grant of the Option; provided that if the exercise price of an Option is less than Fair Market Value, the terms of such Option shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code. In addition, the terms of Section 6 shall apply to the grant of Incentive Stock Options.

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6.                                      Special Terms for Incentive Stock Options.

6.1                               Disqualification. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.2                 Exercise Price. The exercise price per Share subject to an Incentive Stock Option shall be determined by the Administrator at the time of grant of such Incentive Stock Option; provided that the per share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Share at the time of grant of such Incentive Stock Option; and provided, further, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price per Share shall be no less than 110% of the Fair Market Value of the Share at the time of the grant of such Incentive Stock Option.

6.3                               Option Term. The term of each Incentive Stock Option shall be fixed by the Administrator; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date such Incentive Stock Option is granted; and further provided that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years.

6.4                               Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 6.4 Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder. In addition, if an employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by Section 422 of the Code), such Incentive Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Appendix not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Administrator may amend this Appendix accordingly, without the necessity of obtaining the approval of the shareholders of the Company, unless required by applicable law.

6.5                 Effect of Termination. Notwithstanding anything to the contrary in the Plan or this Appendix, and in the absence of a provision specifying otherwise in the relevant Award Agreement, then with respect to Incentive Stock Options, the following provisions must be met in order for the Award to qualify as an Incentive Stock Option under the Code:

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(a)                                 in the event that the Participant ceases to be an employee of the Company or any Subsidiary or Parent for any reason other than the Participant’s death or Disability, the vested Options must be exercised within three (3) months from the effective date of termination of the Participant’s employment with the Company or any Subsidiary or Parent;

(b)                                 in the event that the Participant’s employment with the Company, a Subsidiary or Parent terminates as a result of the Participant’s death or Disability, the Option must be exercised within twelve (12) months following the Participant’s Date of Termination for death or Disability.

To avoid doubt, the provisions of Section 9 of the Plan shall remain in full force and effect and apply to Options granted as Incentive Stock Options. The restrictions set forth above represent special additional limitations that apply to qualify as Incentive Stock Options under the provisions of the Code. To avoid doubt, to the extent different than the terms under this section 6.5, a Participant may choose to exercise Options in accordance with the terms of Section 9 of the Plan and the relevant Award Agreement, and not in compliance with the provisions of the Code relating to “incentive stock options”. In that case such Option will not qualify as an Incentive Stock Option and will be treated as a Non-Qualified Stock Option.

6.6                               Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

6.7                               Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

7.                                      Restricted Shares; Restricted Share Units and Other Share-Based Awards.

7.1                 Restricted Shares. A grant of Shares of Restricted Stock as provided for in the Plan may, but is not required to, have a purchase price which may be set at the discretion of the Administrator. In the case of a grant of Shares of Restricted Stock for which a purchase price is required, such grant shall not be made until arrangements for payment of the purchase price have been established that are satisfactory to the Administrator.

7.2                 Restricted Share Units and Other Share-Based Awards. The conditions and dates upon which restricted stock units and other equity-based and Share-based awards become vested and nonforfeitable and upon which the Shares underlying the restricted stock units and other equity-based and Share-based awards may be issued, in all cases, will be subject to compliance with Section 409A of the Code.

8.                                      Amendment of Appendix and Individual Grants.

8.1                               This Appendix may be amended or terminated in accordance with the terms governing the amendment or termination of the Plan; provided, however, that

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without the approval of the shareholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would: (i) increase the aggregate number of Shares that may be issued under this Appendix; (ii) change the classification of individuals eligible to receive Incentive Stock Options under this Appendix; (iii) decrease the minimum exercise price of any Option below the amounts specified herein; (iv) extend the term of the Plan under Section 12 of the Plan or the maximum Option period under Section 6.3 of this Appendix; or (v) require shareholder approval in order for the Appendix to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or require shareholder approval to the extent necessary and desirable to comply with applicable law, regulations or under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

8.2                 The Administrator may, to the extent permitted by the Plan and this Appendix, amend the terms of any grant theretofore granted, prospectively or retroactively, but, subject to the Plan or as otherwise specifically provided herein, no such amendment or other action by the Administrator shall materially impair the previously accrued rights of any holder of such grant without the holder’s consent.

8.3                 Notwithstanding any other provisions of the Plan or this Appendix to the contrary, the Administrator may amend the Plan, this Appendix or any grant without the consent of the holder thereof if the Administrator determines that such amendment is required or advisable for the Company, the Plan, this Appendix or any grant to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard, provided, however, that the Administrator may not materially amend the Plan and/or this Appendix with respect to Participants without obtaining shareholder approval. For this purpose, the following shall be considered material amendments requiring shareholder approval: (i) increasing the benefits accruing to Participants, (ii) increasing the number of Shares that may be issued under the Plan and this Appendix (other than in accordance with Section 10 of the Plan), and (iii) as otherwise may be required by applicable laws.

9.                                      Compliance with Code Section 409A.

Although the Company does not guarantee to a Participant any particular tax treatment of Awards, Awards will be designed and operated in such a manner that is intended to be exempt from the application, or in compliance with the requirements, of Code Section 409A. Each Award granted pursuant to the Plan, this Appendix and the applicable Award Agreement is intended to comply with (or be exempt from) the requirements of Code Section 409A and any ambiguities or ambiguous terms herein will be construed and interpreted in accordance with such intent. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code.

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10.                               Adjustments upon Certain Transactions

In the event of a Transaction, the provisions of Section 10.2 of the Plan will apply to any Award exempt from Code Section 409A; provided however, for any Award that is not exempt from Code Section 409A, a transaction will not be deemed a Transaction unless the transaction qualifies as a change in control event (within the meaning of Code Section 409A), as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

11.                               Limits on Transfer.

No Award shall be assigned, transferred or otherwise disposed of by any Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Administrator may determine, in its sole discretion, at the time of grant or thereafter that an Award (other than an Incentive Stock Option) granted under the Plan and this Appendix that is otherwise not transferable pursuant to this Section 11 is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Administrator. Any Award that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan, this Appendix and the applicable Award Agreement. Any Shares acquired upon the exercise of an Award by a permissible transferee of an Award or a permissible transferee pursuant to a transfer after the exercise of, or issuance of Shares under, an Award shall be subject to the terms of the Plan, the Appendix and the applicable Award Agreement.

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APPENDIX – ISRAELI TAXPAYERS

FIRELAYERS LTD.

GLOBAL SHARE INCENTIVE PLAN (2014)

1.                       Special Provisions for Israeli Taxpayers

1.1 This Appendix (the “Appendix”) to the FireLayers Ltd. Global Share Incentive Plan (2014) (the “Plan”) was approved by FireLayers Ltd. (the “Company”) effective as of March 18, 2014, and was filed with the ITA (as such term is defined below) on          , 2014 (the “Effective Date”).

1.2 The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes, or are otherwise subject to taxation in Israel with respect to Awards.

1.3 This Appendix applies with respect to Awards granted under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Options and Shares that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix complies with, and is subject to the ITO and Section 102.

1.4 The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2.                            Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“3(i) Option” means an Option which is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which all or a part of the income resulting from the sale of Shares is taxable as a capital gain.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares derived from Awards is taxed as ordinary income.

“102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate” means any “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” as defined in Section 32(9) of the ITO, currently defined as an individual who prior to the grant or as a result of the grant or exercise of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% of the outstanding share capital of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profit” of the Company (as defined in the ITO), or (v) the right to appoint a director of the Company.

“Deposit Requirements” shall mean with respect a 102 Trustee Grant, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Grant. As of the time of approval of this Appendix, the ITA guidelines regarding Deposit Requirements for 102 Capital Gains Track Grants require that the Trustee be provided with (a) a copy of resolutions approving Awards intended to qualify as 102 Capital Gains Track Grants within 45 days of the date of Administrator’s approval of such Award, including full details of the terms of the Awards, and (b) a copy of the Eligible 102 Participant’s consent to the requirements of the 102 Capital Gains Track Grant within 90 days of the Administrator’s approval of such Award, and (c) with respect to an Award of Restricted Share, either a share certificate and copy of the Company’s share register evidencing issuance of the Shares underlying such Award in the name of the Trustee for the benefit of the Eligible 102 Participant, or deposit of the Shares with a financial insitution in an account administered in the name of the Trustee, as applicable, in each case, within 90 days of the date of the Administrator’s approval of such Award.

“Election” means the Company’s choice of the type of 102 Trustee Grants it will make under the Plan (as between capital gains track or ordinary income track), as filed with the ITA.

“Eligible 102 Participant” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, who is not a Controlling Shareholder.

“Israeli Fair Market Value” shall mean with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

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“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Awards granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted. As of the Effective Date, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date of grant of the Award.

“Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

“Trustee” means a person or entity designated by the Administrator to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.                        Types of Awards and Section 102 Election

3.1 Awards made pursuant to Section 102 shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Grants or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2 Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Participants who are not Eligible 102 Participants may be granted only 3(i) Options under this Appendix.

3.3 No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the Effective Date, upon which the requisite filings required by the ITO and the Rules have been made with the ITA.

3.4 The Award Agreement shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Option; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4.                        Terms And Conditions of 102 Trustee Grants

4.1 Each 102 Trustee Grant will be deemed granted on the date approved by the Administrator and stated in a written or electronic notice by the Company, provided that effective as of such date the Company has complied with applicable Deposit Requirements.

4.2 Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period. After termination of the

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Required Holding Period, the Trustee may release such Award and any Shares issued with respect to such Award, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withhold any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Grants or shares issued with respect to the 102 Trustee Grants prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3 Each 102 Trustee Grant shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Appendix or Award Agreement that is not consistent therewith. Any provision of the ITO and any approvals of the Income Tax Commissioner not expressly specified in this Appendix or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102 and the Deposit Requirements. With respect to 102 Capital Gain Track Grants, to the extent that the Shares are listed on any established stock exchange or a national market system, the provisions of Section 102(b)(3) of the ITO will apply with respect to the Israeli tax rate applicable to such Awards (including restricted share units and Options whose exercise price is lower than the Israeli Fair Market Value of the Shares on the date of grant).

4.4 During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Awards and Shares received subsequently following any realization of rights derived from Awards or Shares (including share dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s Corporate Charter, the Plan, any applicable Award Agreement and applicable law. To avoid doubt such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Company or its Affiliates, which would not apply absent a sale or release during the Required Holding Period).

4.5 In the event a share dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as 102 Trustee

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Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

4.6 If an Award granted as a 102 Trustee Grant is exercised or settled during the Required Holding Period, the Shares issued upon such exercise or settlement shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such an Award is exercised or settled after the Required Holding Period ends, the Shares issued upon such exercise or settlement shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Participant first complies with all applicable provisions of the Plan and this Appendix.

4.7 To avoid doubt, and notwithstanding anything to the contrary in the Plan, it is clarified that the grant of certain types of equity-based Awards under the 102 Capital Gains Track is subject to the confirmation and approval of the ITA.

5.                        Assignability

As long as Awards or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.                        Tax Consequences

6.1 Any tax consequences arising from the grant of any Award, the exercise of any Option, the issuance, sale or transfer and payment for the Shares covered thereby, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Participant) relating to an Award or Shares issued thereupon shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates, and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to an Award granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law; and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise of Options and/or sale of Shares held by or on

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behalf of the Participant to cover such liability. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2 With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the Rules.

7.                        Securities Laws

All awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

8.                        Governing Law and Jurisdiction

Notwithstanding any other provision of the Plan, with respect to Participants subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

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FIRELAYERS LTD.

GLOBAL SHARE INCENTIVE PLAN (2014)

OPTION AGREEMENT

FOR OPTIONS GRANTED TO US PARTICIPANTS

Unless otherwise defined herein, capitalized terms used in this Option Agreement shall have the same meanings as ascribed to them in the FireLayers Ltd. Global Share Incentive Plan (2014) and the Appendix thereto for U.S. Taxpayers (jointly referred to herein as the “Plan”, except where the context otherwise requires).

This Option Agreement (the “Agreement”) includes the Notice of Option Grant attached hereto as Exhibit A (the “Notice of Option Grant”). Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.         GRANT OF OPTIONS.

The Board of Directors of FireLayers Ltd. hereby grants to the Participant Options to purchase the number of Shares set forth in the Notice of Option Grant, at the exercise price per Share set forth in the Notice of Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. However, the Notice of Option Grant sets out specific terms for the Participant hereunder, and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

If the Options are designated in the Notice of Option Grant as Incentive Stock Options (“ISOs”), to the extent the aggregate Fair Market Value (determined as of the time of grant) of Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such ISOs shall be treated as Nonstatutory Stock Options (“NSOs”). Further, if for any reason the Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as an NSO granted under the Plan. In no event shall the Administrator, the Company, any Parent or Subsidiary or any of their respective employees, directors, agents, consultants or other service providers have any liability to Participant (or any other person) due to the failure of the Options to qualify for any reason as ISOs.

2.         NON-TRANSFERABILITY OF OPTIONS AND SHARES.

2.1      Non-Transferability of Options. The Options may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant, by the Participant only. The transfer of the Options is further limited as set forth in the Plan.

2.2      Non-Transferability of Shares. The transfer of the Shares to be issued upon exercise of the Options is limited as set forth in the Plan and in Section 5 below.

3.         PERIOD OF EXERCISE.

3.1      Exercise of Options. The Options shall be exercisable during their term in accordance with the provisions of the Plan as follows:

(a)        Subject to subsection 3.1(b) below, the Options shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Option Grant.

(b)        The Options may not be exercised for fractions of a Share.

3.2      Term of Options. The Options may be exercised in whole or in part once vested at any time for a period of ten (10) years from the Date of Grant, unless otherwise explicitly stated in the Notice of Option Grant, subject to Section 3.3 below; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant. The Date of Grant, the dates at which the Options vest and the dates at which they are exercisable are set out in the Notice of Option Grant.

3.3      Termination of Options. Options shall terminate as set forth in the Plan. Options may be exercised following the termination of Participant’s relation as a Service Provider solely in accordance with the provisions of Section 9 of the Plan (and, where applicable, Sections 1.5 and 6 of the U.S. Appendix), unless otherwise explicitly stated in the Notice of Option Grant.

4.         EXERCISE OF OPTION AWARD.

4.1      The Options, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office, a “Notice of Exercise” in the form attached hereto as Exhibit B, or in such other form as the Company may from time to time prescribe, together with payment of the aggregate purchase price in accordance with the provisions of the Plan and Section 6.1 below.

4.2      In connection with the issuance of Shares upon the exercise of any of the Options the Participant hereby agrees to sign any and all documents required by law and/or the Company’s Corporate Charter.

4.3      After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Participant.

5.         MARKET STAND-OFF.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Options or Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to

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execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the Shares acquired upon the exercise of the Options until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 5.

6.             TAXES.

6.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Participant) relating to the Options or Shares issued upon exercise thereof, shall be borne solely by the Participant, with the exception of taxes imposed upon the Company or its Affiliates by law. The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws and regulations.

6.2          THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS.

6.3          Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

6.4          Code Section 409A. Under Code Section 409A, any stock option that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock option that is a “discount option” may result in (i) income recognition by the holder thereof prior to the exercise of such option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the holder thereof. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of the Options equals or exceeds the Fair Market Value of a Share

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on the date of grant in a later examination. Participant agrees that if the IRS determines that the Options were granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

7.         SECURITIES LAWS

7.1.     Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

7.2      Legends. Participant understands and agrees that the Company may cause the legend set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state, local, federal or foreign securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL QUALIFIED OR REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OF THE APPLICABLE JURISDICTION, OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION UNDER THE APPLICABLE SECURITIES LAWS OF SUCH JURISDICTION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS.

8.         PROXY

Until the consummation of an initial public offering by the Company, Shares issued in connection with the exercise of Options shall be voted by an irrevocable proxy and power of attorney, in the form attached as Exhibit C hereto (the “Proxy”). The individual(s) empowered under the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising from acts of fraud or bad faith of such individual(s), to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s Corporate Charter, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

9.         ADJUSTMENTS UPON CERTAIN TRANSACTIONS

In the event of a Transaction, the provisions of Section 10.2 of the Plan will apply, unless otherwise explicitly provided in the Notice of Option Grant.

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10.       DATA PRIVACY

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Company and its Parents, Subsidiaries and affiliates for the purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social security (insurance) number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States of America or elsewhere, and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than Participant’s country. Participant hereby authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing Participant’s participation in the Plan, including any transfer of such Data as may be necessary or appropriate to a broker, escrow agent or other third party with whom the Shares acquired upon exercise of the Options may be deposited.

11.       MISCELLANEOUS.

11.1   Continuance of Engagement. Participant acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliates) (not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that in the event that Participant ceases to be a Service Provider, the unvested portion of his Options shall not vest and shall not become exercisable. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with Participant’s right or the right of the Company or its Affiliates to terminate Participant’s relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Options to Participant in the future.

11.2   Entire Agreement. This Agreement, together with the Notice of Option Grant and the Plan, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Option Grant or the Plan.

11.3   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other

5

entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

*              *              *

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By the signature of the Participant and the signature of the Company’s representative below, Participant and the Company agree that the Options are granted under and governed by (i) this Agreement, and (ii) the Plan, a copy of which has been provided or made available to Participant for his/her review.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the Date of Grant.

FIRELAYERS LTD.	PARTICIPANT

By:
Name:
Title:

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EXHIBIT A

FIRELAYERS LTD.

GLOBAL SHARE INCENTIVE PLAN (2014)

NOTICE OF OPTION GRANT

Name

Dear Name:

I am pleased to inform you that the Board of Directors of FireLayers Ltd. (the “Company”) has decided to grant you the following options to purchase Ordinary Shares, nominal value NIS 0.01 per share, of the Company, subject to the terms and conditions of the FireLayers Ltd. Global Share Incentive Plan (2014) (the “Plan”) (including the Appendix for US Taxpayers) and the Option Agreement (the “Option Agreement”), as follows:

Type of Options:	[Incentive Stock Options] OR [Non-Qualified Stock Options]

Total Number of Shares covered by this Option Grant:	Number of Options

Exercise Price Per Share:	Exercise Price

Date of Option Grant:	Grant Date

Options Expiration Date:	10 Years from Grant Date [For Ten Percent Shareholders: 5 Years from Grant Date]

Vesting Commencement Date	Vesting Commencement Date

Vesting Schedule:

25% of the Options covered by this grant shall vest on the first anniversary of the Vesting Commencement Date. Thereafter, 6.25% of the Options covered by this grant shall vest on a quarterly basis, at the end of each three months period.
All vesting is subject to the Participant continuing to be a Service Provider on each applicable vesting date.

Special Terms (if any):

N/A [You may put in various types of acceleration upon change of control, etc. Below is sample double-trigger language] [Acceleration upon a Change of Control: In the event of Transaction in which the Options hereby granted to you are assumed or substituted by the successor corporation or an affiliate of the successor corporation pursuant to Section 10.2 of the Plan, and your [employment] OR [engagement] with the successor corporation (or its affiliate) is terminated by the Company without Cause, or termination by you for “Good Reason” (as defined below), within [six (6)] months of the consummation of the Transaction then all outstanding Options held by you at the Date of Termination will effective as of such date immediately accelerate and become fully exercisable by you.

For the purpose hereof, termination for “Good Reason” shall mean, your resignation as a result of: (i) a material change in your status, title, position or responsibilities (including reporting responsibilities) that represent a material adverse change in your status, title, position or responsibilities or the assignment to you of any duties or responsibilities inconsistent with your status, title, position or responsibilities as of the date of consummation of the Transaction (provided that a change in job title and reporting responsibilities occurring as a direct result of the Transaction shall not in itself constitute “Good Reason”) ; (ii) a reduction in your gross salary or in your aggregate compensation and benefits package, other than a reduction applying to all employees of similar position in the company; (iii) a relocation of your primary place of employment by more than [fifty (50)] kilometers from your place of employment on the date of consummation of the Transaction, without your consent.]

All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the Plan (including the Appendix for US Taxpayers) or the Option Agreement, as applicable. The terms and conditions governing your grant are set forth in the Plan (including the Appendix for US Taxpayers) and Option Agreement. This grant is contingent upon your execution of the Option Agreement.

Congratulations.

Yours truly,

FireLayers Ltd.

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EXHIBIT B

EXERCISE NOTICE

FireLayers Ltd.

Attention: [Chief Financial Officer/Chief Executive Officer]

1.         Option. I have been granted options (the “Option”) to purchase Shares of FireLayers Ltd. (the “Company”) pursuant to the FireLayers Ltd. Global Share Incentive Plan (2014) and the Appendix thereto for U.S. Taxpayers (the “Plan”), the Notice of Option Grant (the “Notice”) and Option Agreement (the “Option Agreement”), as follows:

Date of Option Grant:
Number of Option Shares:
Exercise Price per Share:	US$

2.         Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares, in accordance with the Notice and the Option Agreement:

Total Shares Purchased:
Total Exercise Price (Total Shares X Price Per	US$
Share):

3.         Payments. Enclosed is the payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	US$
Check:	US$
Circle the appropriate currency of actual payment

4.         Tax Withholding. I explicitly acknowledge Section 6 of the Option Agreement, with respect to its bearing of any tax consequences in connection to the Option, and the exercise thereof, and without limitation, I hereby authorize payroll withholding and otherwise will make adequate provision for all applicable tax withholding obligations of the Company, if any, in connection with the Option, all as more completely described in the Option Agreement and the Plan.

5.         Participant Information.

Participant’s address is:

Participant’s Passport Number is:

Participant’s Social Security Number is:

6.         Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

7.         Transfer. I understand and acknowledge that the Shares have not been registered for sale to the public and that consequently the Shares must be held indefinitely unless they are subsequently registered in accordance with applicable securities laws or unless such registration is not required in the opinion of legal counsel satisfactory to the Company. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. I understand and agree that I may be subject to certain restrictions and limitations, and may be required to execute certain documents, in connection with the offering of Shares to the public, as a result of applicable law, regulations, the rules of any public exchange and/or underwriter requirements, and hereby undertakes to abide by any and all such requirements, restrictions and limitations.

I FURTHER ACKNOWLEDGE THAT THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE APPLICABLE RESTRICTIONS PROVIDED BY THE PLAN AND THE COMPANY’S CORPORATE DOCUMENTS.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice of Option Grant and the Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)
Print Name
Dated:

Receipt of the above is hereby acknowledged.
FireLayers Ltd.

By:
Title:
Date:

2

EXHIBIT C

PROXY AND POWER OF ATTORNEY

The undersigned, in consideration for the grant of Options to the undersigned under the FireLayers Ltd. Global Share Incentive Plan (2014), (the “Plan”) hereby appoint the Chief Executive Officer of FireLayers Ltd. (the “Company”), or any other individual designated by the board of directors of the Company as his/her replacement (the “Appointee”) as the undersigned proxy to receive all shareholder notices and other communications intended for shareholders of the Company, to participate and vote (or abstain from voting) for the undersigned and on the undersigned behalf in accordance with the resolution of the majority of the votes of all shareholders (of all classes) of the Company participating in the vote (whose shares do not originate from the Plan), on all matters and with respect to all meetings or written resolutions of or by the shareholders of the Company (or of any class or series of shareholders), on behalf of all the shares of the Company issued upon exercise of the options granted to the undersigned, whether held by the undersigned or on the undersigned behalf.

In addition, the undersigned hereby irrevocably appoints the Appointee as the undersigned’s true, lawful, sole and exclusive attorney-in-fact, with full power of substitution and re-substitution, for as long as any shares and/or options which were allotted or granted are held by the undersigned or on the undersigned behalf and are registered in the undersigned name, or for the benefit of the undersigned, to exercise every right, power and authority with respect to the shares and/or options without consultation with the undersigned and to sign in the undersigned name and on the undersigned behalf any document, including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares (including the shares of the Company held on the undersigned behalf and any and all documentation accompanying any such agreements, such as, but not limited to, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Appointee shall deem it necessary or desirable to do so.

In addition and without derogating from the generality of the foregoing, the undersigned hereby authorizes and grants power of attorney to the Appointee to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other shareholders of the Company and/or any pre-emptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company’s Corporate Charter or any relevant agreement as shall be in existence from time to time) and/or to make and execute any undertaking in the undersigned name and on the undersigned behalf if the Appointee shall, at his/her sole and absolute discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company, provided that in the event of a proposed transaction in which all of the Company’s shares are to be sold or exchanged to a third party, to which a majority of the Company’s shareholders have committed to perform such sale or exchange, the undersigned hereby instruct the Appointee to sell or exchange all of the shares held by the undersigned or on the undersigned behalf.

This Proxy and Power of Attorney shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy and Power of Attorney shall expire and cease to be of force and effect immediately after the consummation of the initial public offering of the Company’s shares, pursuant to an effective registration statement, prospectus or similar document in any jurisdiction as is determined by the board of directors of the Company and shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The expiration of this Proxy and Power of Attorney shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

The undersigned hereby confirms and undertakes that the undersigned shall not have, and hereby irrevocably waive, any claim or demand against the Company and/or the Appointee in connection with this Proxy and Power of Attorney or any action taken or not taken by the Appointee in accordance with the provisions hereof.

IN WITNESS WHEREOF:

Name:

Signature:

Dated:

FIRELAYERS LTD.

GLOBAL SHARE INCENTIVE PLAN (2014)

NOTICE OF OPTION GRANT

Date

Last Name, Name

Dear Name:

I am pleased to inform you that the Board of Directors of FireLayers Ltd. (the “Company”) has decided to grant you the following options to purchase Ordinary Shares of the Company, nominal value NIS 0.01 per share, subject to the terms and conditions of the FireLayers Ltd. Global Share Incentive Plan (2014), including the Appendix for Israeli Taxpayers (the “Plan”) and the Award Agreement, as follows:

Type of Options:	[Section 102 — Capital Gains Track] OR [Section 3(i)]

Total Number of Shares covered by this Option Grant:	Number of Options

Exercise Price Per Share:	Exercise Price

Date of Option Grant:	Grant Date

Options Expiration Date:	10 Years from Date of Grant

Vesting Commencement Date	Vesting Commencement Date

Vesting Schedule:

25% of the Options covered by this grant shall vest on the first anniversary of the Vesting Commencement Date. Thereafter, 6.25% of the Options covered by this grant shall vest on a quarterly basis, at the end of each three months period.

All vesting is subject to the Participant continuing to be a Service Provider on such vesting date.

Special Terms (if any):

N/A [You may put in various types of acceleration upon change of control, etc. Below is sample double-trigger language: Acceleration upon a Change of Control: In the event of Transaction in which the Options hereby granted to you are assumed or substituted by the successor corporation or an affiliate of the successor corporation pursuant to Section 10.2 of the Plan, and your [employment] OR [engagement] with the successor corporation (or its affiliate) is terminated by the Company without Cause, or termination by you for “Good Reason” (as defined below), within [six (6)] months of the consummation of the Transaction then all outstanding Options held by you at the Date of Termination will effective as of such date immediately accelerate and become fully exercisable by you. For the purpose hereof, termination for “Good Reason” shall mean, your resignation as a result of: (i) a material change in your status, title, position or responsibilities

(including reporting responsibilities) that represent a material adverse change in your status, title, position or responsibilities or the assignment to you of any duties or responsibilities inconsistent with your status, title, position or responsibilities as of the date of consummation of the Transaction (provided that a change in job title and reporting responsibilities occurring as a direct result of the Transaction shall not in itself constitute “Good Reason”) ; (ii) a reduction in your gross salary or in your aggregate compensation and benefits package, other than a reduction applying to all employees of similar position in the company; (iii) a relocation of your primary place of employment by more than [fifty (50)] kilometers from your place of employment on the date of consummation of the Transaction, without your consent.]

All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the Plan (including the Appendix for Israeli Taxpayers) or the Option Agreement, as applicable. The terms and conditions governing your grant are set forth in the Plan (including the Appendix for Israeli Taxpayers) and Option Agreement. This grant is contingent upon your execution of the Option Agreement.

Congratulations.

Yours truly,

FireLayers Ltd.

FIRELAYERS LTD.

GLOBAL SHARE INCENTIVE PLAN (2014)

OPTION AGREEMENT

FOR OPTIONS GRANTED UNDER SECTION 3(i)

OF THE ISRAELI INCOME TAX ORDINANCE

Unless otherwise defined herein, capitalized terms used in this Option Agreement shall have the same meanings as ascribed to them in the FireLayers Ltd. Global Share Incentive Plan (2014) and the Appendix thereto for Israeli Taxpayers (jointly referred to herein as the “Plan”, except where the context otherwise requires).

This Option Agreement (the “Agreement”) includes the Notice of Option Grant attached hereto (the “Notice of Option Grant”). Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.                                      GRANT OF OPTIONS.

The Board of Directors of FireLayers Ltd. hereby grants to the Participant, Options to purchase the number of Shares set forth in the Notice of Option Grant, at the exercise price per Share set forth in the Notice of Option Grant (the “Exercise Price”), and subject to the terms and conditions of Section 3(i) of the Income Tax Ordinance (New Version) - 1961, and the Plan, which is incorporated herein by reference. The Options are granted as a 3(i) Grant. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. However, the Notice of Option Grant sets out specific terms for the Participant hereunder, and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2.                                      NON-TRANSFERABILITY OF OPTIONS AND SHARES.

2.1                               Non-Transferability of Options. The Options may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant, by the Participant only. The transfer of the Options is further limited as set forth in the Plan.

2.2                               Non-Transferability of Shares. The transfer of the Shares to be issued upon exercise of the Options is limited as set forth in the Plan and in Section 5 below.

3.                                      PERIOD OF EXERCISE.

3.1                               Term of Options. The Options may be exercised in whole or in part once vested at any time for a period of ten (10) years from the Date of Grant, unless otherwise explicitly stated in the Notice of Option Grant, subject to Section 3.2 below. The Date of Grant, the dates at which the Options vest and the dates at which they are exercisable are set out in the Notice of Option Grant.

3.2                               Termination of Options. Options shall terminate as set forth in the Plan. Options may be exercised following termination of Participant’s relation as a Service

Provider solely in accordance with the provisions of Section 9 of the Plan, unless otherwise explicitly stated in the Notice of Option Grant.

4.                                      EXERCISE OF OPTION AWARD.

4.1                               The Options, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office a “Notice of Exercise” in the form attached hereto as Exhibit A, or in such other form as the Company may from time to time prescribe, together with payment of the aggregate purchase price in accordance with the provisions of the Plan.

4.2                               In connection with the issuance of Shares upon the exercise of any of the Options, the Participant hereby agrees to sign any and all documents required by law and/or the Company’s Corporate Charter.

4.3                               After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Participant.

5.                                      MARKET STAND-OFF.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Options or Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the Shares acquired upon the exercise of the Options until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 5.

6.                                      TAXES.

6.1                               Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Participant) relating to the Options or Shares issued upon exercise thereof, shall be borne solely by the Participant, with the exception of taxes imposed upon the Company or its Affiliate by law. The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and hold them harmless against

2

and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

6.2 THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS.

7.                                      SECURITIES LAWS

7.1.                            Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

7.2                               Legends. Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL QUALIFIED OR REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OF THE APPLICABLE JURISDICTION, OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION UNDER THE APPLICABLE SECURITIES LAWS OF SUCH JURISDICTION. HEDGING

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TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS.

8.                                      PROXY

Until the consummation of an initial public offering by the Company, Shares issued in connection with the exercise of Options shall be voted by an irrevocable proxy and power of attorney in the form attached as Exhibit B hereto (the “Proxy”). The individual(s) empowered under the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such proxy unless arising from acts of fraud or bad faith of such individual(s), to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s Corporate Charter, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

9.                                      ADJUSTMENTS UPON CERTAIN TRANSACTIONS

In the event of a Transaction, the provisions of Section 10.2 of the Plan will apply, unless otherwise explicitly provided in the Notice of Option Grant.

10.                               MISCELLANEOUS.

10.1                        Continuance of Engagement. Participant acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliate) (not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that in the event that Participant ceases to be a Service Provider, the unvested portion of his Options shall not vest and shall not become exercisable. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with Participant’s right or the right of the Company or its Affiliate to terminate Participant’s relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Options to Participant in the future.

10.2                        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law.

10.3                        Entire Agreement. This Agreement, together with the Notice of Option Grant and the Plan, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Option Grant or the Plan.

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10.4                        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

*                                         *                                         *

5

By the signature of the Participant and the signature of the Company’s representative below, Participant and the Company agree that the Options are granted under and governed by (i) this Option Agreement, (ii) the Plan (including the Appendix for Israeli Taxpayers), a copy of which has been provided to Participant or made available for his/her review, and (iii) Section 3(i) of the Income Tax Ordinance (New Version) — 1961.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officer and the Participant has executed this Option Agreement as of the Date of Grant.

FIRELAYERS LTD.	PARTICIPANT

BY:
NAME:
TITLE:

6

EXHIBIT A

EXERCISE NOTICE

FireLayers Ltd.

Attention: [Chief Financial Officer/Chief Executive Officer]

1.                                      Option. I have been granted options (the “Option”) to purchase Shares of FireLayers Ltd. (the “Company”) pursuant to the FireLayers Ltd. Global Share Incentive Plan (2014) and the Appendix thereto for Israeli Taxpayers (the “Plan”), the Notice of Option Grant (the “Notice”) and Option Agreement (the “Option Agreement”), as follows:

Date of Option Grant:
Number of Option Shares:
Exercise Price per Share:	US$/NIS

2.                                      Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Notice and the Option Agreement:

Total Shares Purchased:
Total Exercise Price (Total Shares X Price Per Share):	US$/NIS

3.                                      Payments. Enclosed is the payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	US$/NIS
Check:	US$/NIS
Circle the appropriate currency of actual payment

4.                                      Tax Withholding. I explicitly acknowledge Section 6 of the Option Agreement, with respect to its bearing of any tax consequences in connection to the Option, and the exercise thereof, and without limitation hereby authorize payroll withholding and otherwise will make adequate provision for all applicable tax withholding obligations of the Company, if any, in connection with the Option, all as more completely described in the Option Agreement and Plan.

5.                                      Participant Information.

Participant’s address is:

Participant’s ID Number is:

6.                                      Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

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7.                                      Transfer. I understand and acknowledge that the Shares have not been registered for sale to the public and that consequently the Shares must be held indefinitely unless they are subsequently registered in accordance with applicable securities laws or unless such registration is not required in the opinion of legal counsel satisfactory to the Company. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. I understand and agree that I may be subject to certain restrictions and limitations, and may be required to execute certain documents, in connection with the offering of Shares to the public, as a result of applicable law, regulations, the rules of any public exchange and/or underwriter requirements, and hereby undertakes to abide by any and all such requirements, restrictions and limitations.

I FURTHER ACKNOWLEDGE THAT THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE APPLICABLE RESTRICTIONS PROVIDED BY THE PLAN AND THE COMPANY’S CORPORATE CHARTER.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice of Option Grant and the Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)
Print Name
Dated:

Receipt of the above is hereby acknowledged.
FireLayers Ltd.

By:
Title:
Date:

8

EXHIBIT B

PROXY AND POWER OF ATTORNEY

The undersigned, in consideration for the grant of Options to the undersigned under the FireLayers Ltd. Global Share Incentive Plan (2014), (the “Plan”) hereby appoint the Chief Executive Officer of FireLayers Ltd. (the “Company”), or any other individual designated by the board of directors of the Company as his/her replacement (the “Appointee”) as the undersigned proxy to receive all shareholder notices and other communications intended for shareholders of the Company, to participate and vote (or abstain from voting) for the undersigned and on the undersigned behalf in accordance with the resolution of the majority of the votes of all shareholders (of all classes) of the Company participating in the vote (whose shares do not originate from the Plan), on all matters and with respect to all meetings or written resolutions of or by the shareholders of the Company (or of any class or series of shareholders), on behalf of all the shares of the Company issued upon exercise of the options granted to the undersigned, whether held by the undersigned or on the undersigned behalf.

In addition, the undersigned hereby irrevocably appoints the Appointee as the undersigned’s true, lawful, sole and exclusive attorney-in-fact, with full power of substitution and re-substitution, for as long as any shares and/or options which were allotted or granted are held by the undersigned or on the undersigned behalf and are registered in the undersigned name, or for the benefit of the undersigned, to exercise every right, power and authority with respect to the shares and/or options without consultation with the undersigned and to sign in the undersigned name and on the undersigned behalf any document, including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares (including the shares of the Company held on the undersigned behalf and any and all documentation accompanying any such agreements, such as, but not limited to, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Appointee shall deem it necessary or desirable to do so.

In addition and without derogating from the generality of the foregoing, the undersigned hereby authorizes and grants power of attorney to the Appointee to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other shareholders of the Company and/or any pre-emptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company’s Corporate Charter or any relevant agreement as shall be in existence from time to time) and/or to make and execute any undertaking in the undersigned name and on the undersigned behalf if the Appointee shall, at his/her sole and absolute discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company, provided that in the event of a proposed transaction in which all of the Company’s shares are to be sold or exchanged to a third party, to which a majority of the Company’s

9

shareholders have committed to perform such sale or exchange, the undersigned hereby instruct the Appointee to sell or exchange all of the shares held by the undersigned or on the undersigned behalf.

This Proxy and Power of Attorney shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy and Power of Attorney shall expire and cease to be of force and effect immediately after the consummation of the initial public offering of the Company’s shares, pursuant to an effective registration statement, prospectus or similar document in any jurisdiction as is determined by the board of directors of the Company and shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The expiration of this Proxy and Power of Attorney shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

The undersigned hereby confirms and undertakes that the undersigned shall not have, and hereby irrevocably waive, any claim or demand against the Company and/or the Appointee in connection with this Proxy and Power of Attorney or any action taken or not taken by the Appointee in accordance with the provisions hereof.

IN WITNESS WHEREOF:

Name:
Signature:
Dated:

10

FIRELAYERS LTD.

GLOBAL SHARE INCENTIVE PLAN (2014)

OPTION AGREEMENT
FOR OPTIONS GRANTED UNDER SECTION 102(b)(2)
OF THE ISRAELI INCOME TAX ORDINANCE
TO EMPLOYEES, OFFICERS OR DIRECTORS
AS 102 CAPITAL GAINS TRACK OPTIONS

Unless otherwise defined herein, capitalized terms used in this Option Agreement shall have the same meanings as ascribed to them in the FireLayers Ltd. Global Share Incentive Plan (2014) and the Appendix thereto for Israeli Taxpayers (jointly referred to herein as the “Plan”, except where the context otherwise requires).

This Option Agreement (the “Agreement”) includes the Notice of Option Grant attached hereto (the “Notice of Option Grant”). Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.                                      GRANT OF OPTIONS.

The Board of Directors of FireLayers Ltd. hereby grants to the Participant, Options to purchase the number of Shares set forth in the Notice of Option Grant, at the exercise price per Share set forth in the Notice of Option Grant (the “Exercise Price”), and subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) - 1961, the Plan, which is incorporated herein by reference, and the Trust Agreement, entered into between the Company and ESOP Management and Trust Services Ltd. (the “Trustee”). The Options are granted as a 102 Capital Gains Track Grant. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. However, the Notice of Option Grant sets out specific terms for the Participant hereunder, and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2.                                      ISSUANCE OF OPTIONS.

2.1                               The Options will be registered in the name of the Trustee as required by law to qualify under Section 102, for the benefit of the Participant. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee.

2.2                               The Trustee will hold the Options or the Shares to be issued upon exercise of the Options for the Required Holding Period, as set forth in the Israeli Appendix. It is acknowledged that as long as the Shares are held by the Trustee, the Trustee shall be the registered shareholder of the Shares, and hold such Shares for the benefit of the Participant. The Trustee shall vote the Shares in accordance with the instructions of the Board of Directors, or any individual designated by the Board of Directors for that purpose. It is clarified that in the event there is a Proxy under this Agreement, nothing in the foregoing shall derogate from the authorities granted under the Proxy.

2.3                               The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Option or Share granted to him thereunder.

2.4                               The Participant hereby confirms that he shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly the Rules.

3.                                      NON-TRANSFERABILITY OF OPTIONS AND SHARES.

3.1                               Non-Transferability of Options. The Options may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant, by the Participant only. The transfer of the Options is further limited as set forth in the Plan.

3.2                               Non-Transferability of Shares. The transfer of the Shares to be issued upon exercise of the Options is limited as set forth in the Plan and in Section 6 below.

4.                                      PERIOD OF EXERCISE.

4.1                               Term of Options. The Options may be exercised in whole or in part once vested at any time for a period of ten (10) years from the Date of Grant unless otherwise explicitly stated in the Notice of Option Grant, subject to Section 4.2 below. The Date of Grant, the dates at which the Options vest and the dates at which they are exercisable are set out in the Notice of Option Grant.

4.2                               Termination of Options. Options shall terminate as set forth in the Plan. Options may be exercised following termination of Participant’s relation as a Service Provider solely in accordance with the provisions of Section 9 of the Plan, unless otherwise explicitly stated in the Notice of Option Grant.

5.                                      EXERCISE OF OPTION AWARD.

5.1                               The Options, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise” in the form attached hereto as Exhibit A, or in such other form as the Company and/or the Trustee may from time to time prescribe, together with payment of the aggregate purchase price in accordance with the provisions of the Plan.

5.2                               In connection with the issuance of Shares upon the exercise of any of the Options, the Participant hereby agrees to sign any and all documents required by law and/or the Company’s Corporate Charter and/or the Trustee.

5.3                               After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Participant.

5.4                               The Company will notify the Trustee of any exercise of Options as set forth in the Notice of Exercise. If such notification is delivered during the Required Holding Period, the Shares issued upon the exercise of the Options shall be issued in the name of the Trustee, and held in trust on the Participant’s behalf by the Trustee. In the

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event that such notification is delivered after the end of the Required Holding Period, the Shares issued upon the exercise of the Options shall either (i) be issued in the name of the Trustee, subject to the Trustee’s prior written consent, or (ii) be transferred to the Participant directly, provided that the Participant first complies with the provisions of Section 7 below. In the event that the Participant elects to have the Shares transferred to the Participant without selling such Shares, the Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO.

6.                                      MARKET STAND-OFF.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Options or Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the Shares acquired upon the exercise of the Options until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6.

7.                                      TAXES.

7.1          Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant) relating to the Options or Shares issued upon exercise thereof, shall be borne solely by the Participant, with the exception of taxes imposed upon the Company or its Affiliate by law, such as the employer’s component of payments to the National Insurance Institute. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld

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with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

7.2                                         THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS.

8.                                      SECURITIES LAWS

8.1.                            Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

8.2                               Legends. Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL QUALIFIED OR REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OF THE APPLICABLE JURISDICTION, OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION UNDER THE APPLICABLE SECURITIES LAWS OF SUCH JURISDICTION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS.

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9.                                      PROXY

Until the consummation of an initial public offering by the Company, Shares issued in connection with the exercise of Options shall be voted by an irrevocable proxy and power of attorney, in the form attached as Exhibit B hereto (the “Proxy”). The individual(s) empowered under the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such proxy unless arising from acts of fraud or bad faith of such individual(s), to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s Corporate Charter, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

10.                               ADJUSTMENTS UPON CERTAIN TRANSACTIONS

In the event of a Transaction, the provisions of Section 10.2 of the Plan will apply, unless otherwise explicitly provided in the Notice of Option Grant.

11.                               MISCELLANEOUS.

11.1                        Continuance of Employment. Participant acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliate) (not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that in the event that Participant ceases to be a Service Provider, the unvested portion of his Options shall not vest and shall not become exercisable. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with Participant’s right or the right of the Company or its Affiliate to terminate Participant’s relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Options to Participant in the future.

11.2                        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law.

11.3                        Entire Agreement. This Agreement, together with the Notice of Option Grant, the Plan and the Trust Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Option Grant or the Plan.

11.4                        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall

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require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

*                                         *                                         *

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By the signature of the Participant and the signature of the Company’s representative below, Participant and the Company agree that the Options are granted under and governed by (i) this Option Agreement, (ii) the Plan (including the Appendix for Israeli Taxpayers), a copy of which has been provided to Participant or made available for his/her review, (iii) Section 102(b)(2) of the Income Tax Ordinance (New Version) — 1961 and the Rules promulgated in connection therewith, and (iv) the Trust Agreement, a copy of which has been provided to Participant or made available for his/her review. Furthermore, by Participant’s signature below, Participant agrees that the Options will be issued to the Trustee to hold on Participant’s behalf, pursuant to the terms of the ITO, the Rules and the Trust Agreement.

In addition, by his signature below, Participant confirms that he is familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agrees that he will not require the Trustee to release the Options or Shares to him, or to sell the Options or Shares to a third party, during the Restricted Holding Period, unless permitted to do so by applicable law.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officer and the Participant has executed this Option Agreement as of the Date of Grant.

FIRELAYERS LTD.	PARTICIPANT

By:
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE

FireLayers Ltd.

Attention: [Chief Financial Officer/ Chief Executive Officer]

1.                                      Option. I have been granted options (the “Option”) to purchase Shares of FireLayers Ltd. (the “Company”) pursuant to the FireLayers Ltd. Global Share Incentive Plan (2014) and the Appendix thereto for Israeli Taxpayers (the “Plan”), the Notice of Option Grant (the “Notice”) and Option Agreement (the “Option Agreement”), as follows:

Date of Option Grant:
Number of Option Shares:
Exercise Price per Share:	US$/NIS

2.                                      Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Notice and the Option Agreement:

Total Shares Purchased:
Total Exercise Price (Total Shares X Price Per Share):	US$/NIS

3.                                      Payments. Enclosed is the payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	US$/NIS
Check:	US$/NIS
Circle the appropriate currency of actual payment

4.                                      Tax Withholding. I explicitly acknowledge Section 7 of the Option Agreement, with respect to its bearing of any tax consequences in connection to the Option, and the exercise thereof, and without limitation hereby authorize payroll withholding and otherwise will make adequate provision for all applicable tax withholding obligations of the Company, if any, in connection with the Option, all as more completely described in the Option Agreement and Plan.

5.                                      Participant Information.

Participant’s address is:

Participant’s ID Number is:

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6.                                      Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement and the Trust Agreement between the Company and the Trustee, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

7.                                      Transfer. I understand and acknowledge that the Shares have not been registered for sale to the public and that consequently the Shares must be held indefinitely unless they are subsequently registered in accordance with applicable securities laws or unless such registration is not required in the opinion of legal counsel satisfactory to the Company. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. I understand and agree that I may be subject to certain restrictions and limitations, and may be required to execute certain documents, in connection with the offering of Shares to the public, as a result of applicable law, regulations, the rules of any public exchange and/or underwriter requirements, and hereby undertakes to abide by any and all such requirements, restrictions and limitations.

I FURTHER ACKNOWLEDGE THAT THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE APPLICABLE RESTRICTIONS PROVIDED BY THE PLAN AND THE COMPANY’S CORPORATE CHARTER, AND PARTICULARLY THOSE RESTRICTIONS IMPOSED IN THE FRAMEWORK OF SECTION 102(B)(2) OF THE ISRAELI TAX ORDINANCE.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice of Option Grant and the Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)
Print Name
Dated:

Receipt of the above is hereby acknowledged.
FireLayers Ltd.

By:
Title:
Date:

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EXHIBIT B

PROXY AND POWER OF ATTORNEY

I, the undersigned, in consideration for the grant of Options to the undersigned under the FireLayers Ltd. Global Share Incentive Plan (2014), (the “Plan”) hereby appoint the Chief Executive Officer of FireLayers Ltd. (the “Company”), or any other individual designated by the board of directors of the Company as his/her replacement (the “Appointee”) as my proxy to receive all shareholder notices and other communications intended for shareholders of the Company, to participate and vote (or abstain from voting) for me and on my behalf in accordance with the resolution of the majority of the votes of all shareholders (of all classes) of the Company participating in the vote (whose shares do not originate from the Plan), on all matters and with respect to all meetings or written resolutions of or by the shareholders of the Company (or of any class or series of shareholders), on behalf of all the shares of the Company issued upon exercise of the options granted to me, whether held by me or by a trustee or any third party on my behalf.

In addition, I hereby irrevocably appoint the Appointee as my true, lawful, sole and exclusive attorney-in-fact, with full power of substitution and re-substitution, for as long as any shares and/or options which were allotted or granted are held by me or by a trustee on my behalf and are registered in my name, or in the name of a trustee for my benefit, to exercise every right, power and authority with respect to the shares and/or options without consultation with me and to sign in my name and on my behalf any document, including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares (including the shares of the Company held on my behalf and any and all documentation accompanying any such agreements, such as, but not limited to, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Appointee shall deem it necessary or desirable to do so.

In addition and without derogating from the generality of the foregoing, I hereby authorize and grant power of attorney to the Appointee to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other shareholders of the Company and/or any pre-emptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company’s Corporate Charter or any relevant agreement as shall be in existence from time to time) and/or to make and execute any undertaking in my name and on my behalf if the Appointee shall, at his/her sole and absolute discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company, provided that in the event of a proposed transaction in which all of the Company’s shares are to be sold or exchanged to a third party, to which a majority of the Company’s shareholders have committed to perform such sale or

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exchange, I hereby instruct the Appointee to sell or exchange all of the shares held by me or on my behalf.

To the extent the shares are held by a trustee for my benefit, I hereby instructs the trustee to vote the shares and do all other acts set forth in this Proxy and Power of Attorney, in accordance with the instructions of the Appointee.

This Proxy and Power of Attorney shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy and Power of Attorney shall expire and cease to be of force and effect immediately after the consummation of the initial public offering of the Company’s shares, pursuant to an effective registration statement, prospectus or similar document in any jurisdiction as is determined by the board of directors of the Company and shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The expiration of this Proxy and Power of Attorney shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

I hereby confirm and undertake that I shall not have, and hereby irrevocably waive, any claim or demand against the Company and/or the Appointee in connection with this Proxy and Power of Attorney or any action taken or not taken by the Appointee in accordance with the provisions hereof.

IN WITNESS WHEREOF:

Name:
Signature:
Dated:

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